Exhibit 99.1



news

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.2893


   Conseco announces final results of voting from May 12 shareholder meeting;
                        all preliminary results confirmed

Carmel, Ind., May 21, 2009 - Conseco, Inc. (NYSE: CNO) today announced final results of the voting from the company's May 12 annual meeting of shareholders. All preliminary results announced that day were confirmed:

     o  Nine directors (R. Glenn Hilliard, Donna A. James, R. Keith Long, Debra
        J. Perry, C. James Prieur, Neal C. Schneider, Michael T. Tokarz, John G. Turner and Doreen A. Wright) were elected to serve terms expiring at next year's annual meeting;

     o  Adoption of a Section 382 Stockholders Rights Plan was approved;

     o The company's Amended and Restated Long-Term Incentive Plan was approved; and

     o The appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2009 was ratified.

Because of the proxy contest at this year's meeting, results of the vote could not be finalized and officially reported until certification by the election inspector, Corporate Election Services. That certification occurred yesterday.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.


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